UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLYME GROUP, INC.

Incorporated in the State of Nevada

Primary Standard Industrial Classification Code Number 8742

Not applicable

(IRS Employer ID No.)

13-4832 Lazelle Ave., Terrace BC V8G 1T4, Canada

Telephone number 778-888-2886

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163

From time to time following the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer (Do not check if a smaller reporting company) [  ] Smaller reporting company [X] Emerging Growth Company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares offered by the Company	2,000,000	$1.00	$2,000,000	$242.40
Common Shares offered by Selling Shareholders	1,875,000	$1.00	$1,875,000	$227.25

Total	3,875,000	$1.00	$3,875,000	$469.65

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ALLYME GROUP, INC.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALLYME GROUP, INC.

3,875,000 Common Shares

This is an offering of Common shares of AllyMe Group, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 Common Shares at a fixed price of $1.00 per share and Selling Shareholders are offering an additional 1,875,000 shares. There is no minimum number of shares that must be sold by the Company for the offering to proceed, and we will retain the proceeds from the sale of any of the shares offered by the Company. The Company will not receive any proceeds of the sale of shares by Selling Shareholders. The offering of shares by the Company is being conducted on a self-underwritten, best efforts basis, which means the Company will attempt to sell the shares. This Prospectus will permit the Company to sell the shares directly to the public, with no commission or other remuneration payable to it for any shares it may sell. In offering the securities on our behalf, we will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $1.00 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 3,875,000 shares is completed or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,875,000 shares registered under the Registration Statement of which this Prospectus is part.

There is only a limited market for the Company’s securities and a liquid public market may never develop, or, if any such market does develop, it may not be sustained. Our Common Shares are currently traded on the Pink Sheets. Ultimately, the Company would intend, when eligible, to apply to be traded on OTCQB, OTCQX or NASDAQ markets. To be eligible for quotation on such markets, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for market quotation. There can be no assurance that our Common Shares will ever be quoted on a stock exchange or a quotation service or that any market for our Common Shares will develop. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

AllyMe Group, Inc. (formerly known as Makh Group Corp and WeWin Group Corp.) commenced operations in 2014. To date we have been involved in organizational activities and has generated only minimal revenues. At this time, we do not yet have sufficient capital to fully implement our business plan. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY COMMON SHARES OF ALLYME GROUP, INC.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by ALLYME GROUP, INC. with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February __, 2019

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “ALLYME” “we,” “us,” the “Company” and “our,” refer to ALLYME GROUP, INC., a Company incorporated in the State of Nevada.

Without taking into account the offering, we will run out of funds approximately December 31, 2019. We incur public company reporting costs of approximately $50,000 per year or $12,500 per quarter. To fund the Company’s operating expenses following December 31, 2019, the Company will clearly require additional funding for ongoing operations and to finance additional growth. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near-term financing requirement (less than 6 months), is anticipated to be approximately $60,000, which includes a monthly overhead burn rate of $10,000, public reporting costs and the remainder allocated to the Company’s general working capital.

Beyond our near-term financing requirement (more than 6 months), we will need an additional approximately $2,000,000 to implement the Company’s plan of operations. Of this amount, we anticipate that we will need approximately $250,000 of the total amount required by the end of calendar year 2019.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

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THE COMPANY

Business Overview

Corporate Structure

AllyMe Group, Inc. was organized on August 13, 2014 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at 13-4832 Lazelle Ave., Terrace BC V8G 1T4, Canada.

The Company has one subsidiary, AllyMe Groups, Inc., a Cayman Islands corporation (“AllyMe”). The Company owns approximately 51% of the presently issued and outstanding shares of common stock of AllyMe. AllyMe has a wholly-owned subsidiary in China, China Info Technology Inc. (“China Info”).

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business

At this time, the Company has engaged in only minimal operations and currently has only four clients. The Company was formed as a US corporation to use as a vehicle for providing consulting services, primarily in China.

In the second half of 2018, AllyMe Group, Inc. (also referred to as “the Company”) commenced providing consulting services in China principally focused on the development of new-high-tech products marketing and retail sales. As of the date of this prospectus, it has provided services to four (4) clients and has generated approximately $55,000 in revenues. The Company intends to seek additional clients through direct marketing in China. The Company is currently in its early stages and there is no guarantee that it will be successful at any time in the near future or ever.

The Company seeks to provide management advisory services to business organizations worldwide. The Company intends to assist smaller developing companies in the development of business models and strategies. The Company’s initial target markets are China and the United States.

AllyMe offers business consultancy, marketing consultancy, financial consultancy and business modeling support to its client organizations. It also seeks to provide merger and acquisition consultancy.

Growth Strategy

The Company will work with organizations that are looking for greater domestic and international exposure in order to reach a wider audience. In this regard, the Company believes that there will be opportunities to acquire and amalgamate certain client entities with a view toward building larger, more financially viable businesses

Marketing Strategy

The Company intends to employ both online and offline sales channels including:

Online channels/Social Media

●	WeChat (to capitalize on the Chinese market) - In 2016, 31% of Chinese WeChat users made a purchase through WeChat, and 65% of Chinese shoppers shop online via their mobile device at least once a month.
●	Major social networks - Facebook, LinkedIn, Instagram and Twitter, which are widely used in North America. Other social media like Weibo and Douban will be employed, which are widely used in China.
●	Video marketing - Video content has been proven to leave the biggest impression on the Chinese consumer. 71% of consumers say that a video leaves a positive impression of the company. This will be done through YouTube (North America) and Youku Tudou (China).
●	Mobile Apps will be built for Android and iPhone users.

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Networking – B2B Industry Connection Building

●	Network at industry events
●	Attend trade shows related to M&A
●	Acquiring channels of emerging entities
●	Word of mouth
●	The Company will use email marketing for affiliate marketing, outsourced sales, value-added reselling, catalogue circulation and service introduction.

The Company Website

●	A well-optimized website with proper site structure, page layout, and clear and easy navigation will be developed for the publicity and sale of products.
●	Proper search engine placement and saturation
●	Onsite optimization (SEO)
●	Company profiles on local directories, such as Google My Business, Yahoo Local, Bing Local, Yelp, Yellow pages, CrunchBase and Insider pages
●	Paid search engine marketing (SEM), Google Ad words and Facebook Ads to drive traffic to the website and mobile app.

Market Opportunity

Emerging from the pre-reform era without any significant expertise in management, management believes that China represents an attractive market for the consulting industry. The Company believes that its competitive advantages include:

●	Experienced and professional management
●	Diversified target market
●	Strong base of technical and business expertise in China.

Potential Acquisitions

As an adjunct to its business strategy, the Company will also seek to identify potential acquisitions which are involved in the consulting business in China.

Initial Company Funding

To date, the major part of the Company’s funding has been provided on a loan basis by related parties and customers and through the sales of Company stock in China. At September 30, 2018, the aggregate amount of such loans was $90,457, of which $72,985 was payable to related parties. These loans are non-interest bearing and are due on demand. To date, these advances are not the subject of any written agreements, however, if not repaid in the short term, the Company may enter into formal loan agreements with respect to these obligations in the future. The Company expects that these advances will be repaid from equity raised in China. In addition, the Company has accounts payable to certain vendors who have provided services to the Company aggregating $729 and has received deposits for stock purchases which were not issued as of September 30, 2018 in the amount of $36,011. These shares were issued in October 2018. This funding has been utilized to fund the general and administrative expenses of the Company (primarily associated with being a US reporting company) and provide working capital.

Through the Offering described in this Prospectus, the Company intends to undertake to raise approximately $2,000,000 in new investment, exclusively from investors located in China. In this regard, the Company intends to primarily offer equity investment in the form of common stock or convertible debt. The Company believes that these funds can be raised within a 12-month period, but there is no guarantee that this will occur. These funds would be used for general corporate purposes and to expand sales channels in China and internationally (see Use of Proceeds, below).

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Capital Formation

AllyMe Group, Inc. Shareholders Equity Capital Formation.

The Company was formed on August 13, 2014, with no capital. Thereafter, on November 5, 2015, the Company issued 6,000,000 shares of founder’s capital to Gulmira Makhutova at $0.001 per share for an aggregate of $6,000. In the year ended December 31, 2016, the Company issued an additional 2,620,000 shares of its common stock to 29 shareholders at $0.01 per share for total proceeds of $26,200.

On July 17, 2018 Zilin Wang purchased 8,618,000 shares of Company Common Stock from Yonghua Kang (as representative of the seller). The shares purchased in this transaction represented 99.98% of the then issued and outstanding shares of the Company.

In September 2018, the Company sold an additional 212,060 shares of Company Common Stock to 44 Chinese investors at prices ranging from $0.05 per share to $1.00 per share. This offering netted proceeds of $23,770. These shares were not physically issued until October 8, 2018.

In December 2018, the Company sold an additional 112,000 shares of Company Common Stock to 16 Chinese investors at prices ranging from $0.05 to $1.00 per share for total proceeds of $59,500. These shares were issued on December 28, 2018.

Following December 31, 2019, the Company believes that it will require additional funding for ongoing operations. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

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As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

This Prospectus

The 2,000,000 shares to be issued in connection with this Offering, together with the 1,875,000 shares being sold by Selling Shareholders would not be eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission. The purpose of this registration statement is to register the shares sold in that offering.

THE OFFERING

Shares currently outstanding	8,944,060 shares(1)
Shares offered by the Company Shares offered by selling shareholders	2,000,000 shares 1,875,000 shares
Use of proceeds (shares offering by the Company)	Working capital and general corporate purposes.

(1)	Shares outstanding as December 31, 2018

USE OF PROCEEDS

If the Company’s Offering of 2,000,000 new shares is fully subscribed, the Company will raise the gross amount of $2,000,000. The following shows use of the proceeds of the Company Offering at various levels of funding commitments.

Assuming Gross $2 million raised (100% of shares offered):	$2,000,000 for working capital and general corporate purposes

Assuming Gross $1,600,000 raised (80% of shares offered):	$1,600,000 for working capital and general corporate purposes

Assuming Gross 1,000,000 raised (50% of shares offered):	$1,000,000 for working capital and general corporate purposes

Assuming Net $500,000 raised (25% of shares offered):	$500,000 for working capital and general corporate purposes

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RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

We have a limited operating history and have not yet generated revenues.

We are an early stage business that was founded in 2014, with little operating history from which to evaluate its business prospects. We have accrued accumulated net losses from our date of inception. We face risks encountered by early stage companies in general, including but not limited to: difficulty in raising sufficient funding to achieve growth objectives, uncertainty of market acceptance of our products and services, and the ability to attract and retain qualified personnel. There can be no guarantees that we will be successful in managing these risks, and if we are unsuccessful in doing so, our shareholders face the risk of losing their entire investment.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). If the Company is a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, specifically: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information. Thus, a shareholder of the Company may not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” registration statement filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

We may be considered a “Blank Check” Company

The Company may be a “Blank Check” company as defined in Rule 419 promulgated under the Securities Act of 1933, as amended. If we are a “Blank Check” company, we will need to comply with the rules and regulations in Rule 419 related to the sales of securities and deposit of the proceeds of such sales and the certificates related thereto into an escrow or trust, which proceeds will not be available to the Company until the completion of a transaction pursuant to an acquisition agreement (See Rule 419 (e)). If this requirement is deemed to be applicable, the Company may not have sufficient funds to continue operations until a qualifying acquisition is completed.

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Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated April 17, 2018 our independent auditors stated that our financial statements for the year ended December 31, 2017 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s losses since inception, negative cash flows from operations and negative working capital. Our ability to continue as a going concern is an issue as we have just commenced operations as a development stage company. In our early stages of operations, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment. Without immediately raising additional funding, we will run out of funds in the near term. To fund the Company’s ongoing operating expenses, the Company will clearly require additional funding for ongoing operations pursuant to its business plan. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

We are not profitable and have limited access to capital.

We are not currently profitable, there is no guarantee that we will ever become profitable, and if we do become profitable, this is no guarantee that we will remain profitable. We may need to raise additional financing to support our operations and such financing(s) will be dilutive to our stockholders. There is no guarantee that we will be able to raise such additional financing on terms acceptable to us or our stockholders, or even to raise such additional financing at all.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. We estimate that we will need a minimum of $2,000,000 to successfully achieve our short-term goals. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our officers and directors lack experience in running a public company.

Our officers and directors have either limited or no experience in the management and governance of a public company and will significantly look to the advice of outside professionals in this regard. This lack of experience could lead to such officers and directors making decisions that either lack business judgment or are inconsistent with applicable principals of corporate governance. To the extent this occurs, the Company could be detrimentally affected and shareholders’ investments may be jeopardized.

We may not be successful in competing with current and future participants in our industry.

We may not be successful in competing against current and future participants in our market sector. Some of our competitors may have longer operating histories, possess greater industry and brand name recognition, and/or have significantly greater financial, technical, and marketing resources than we do.

We may not be able to negotiate and complete any acquisitions on terms favorable to the Company.

The business plan of the Company includes the possibility of identifying and completing acquisitions of targeted companies in the consulting business in China. We may not be able to complete any such acquisitions in the near or long term, and if we do, such acquisitions may not be on terms that are favorable to the Company.

Unfavorable changes in market and economic conditions could affect the demand for Professional Consulting Services.

The demand for and price of professional consulting services has historically been positively and negatively affected by various economic factors both in the industry and generally, any or all of which could result in the demand for such services being adversely affected.

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Risks Related to Ownership of the Company’s Common Stock

There is only a limited public trading market for our common stock and you may not be able to resell our common stock.

There only a limited public trading market for our securities and our shares have only been sporadically quoted in the Pink Sheets. We have not applied for quotation on any quotation system or exchange and the Company will need a market maker to apply for the quotation of our common stock. We cannot assure you that any market maker will agree to make a market in our common stock. In the absence of a more robust trading market, you may not be able to liquidate your investment, which could result in the loss of your investment.

Future issuances of our common stock would dilute the interests of existing shareholders.

We intend to issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock would have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale could have an adverse effect on the market price of our common stock.

Acquisitions in the future may result in the demand for significant additional funding which may result in substantial dilution to existing shareholders.

If we engage in any acquisition activity in the future, we may require funding which will result in significant dilution to our existing shareholders. The financial results of acquired businesses may not achieve expectation which may significant impact our per share earnings, and thus, the value of our stock.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common stock. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

If our common stock is ultimately listed on a public exchange, application of the Securities and Exchange Commission “penny stock” rules could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

If our common stock is ultimately listed on a public exchange, it is likely that such shares will be trading for some period at less than $5.00 per share and are therefore will be subject to the U.S. Securities and Exchange Commission (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell your shares of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

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There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our Company.

We do not expect that internal control over financial accounting and disclosure, even if timely and well established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely affect our business.

We have not implemented various voluntary corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent U.S. Federal legislation, including the Sarbanes-Oxley Act of 2002 (the “SOX Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted many of these other corporate governance measures and, since our securities are not listed on a national securities exchange or Nasdaq, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.

We incur significant costs being a reporting issuer that may affect our profitability.

As a publicly-reporting company in the U.S. we are subject to applicable U.S. securities laws relating to public disclosure. Public disclosure generally involves a substantial expenditure of financial resources. Compliance with these rules and regulations significantly increases our legal and financial compliance costs and some activities will become more time-consuming and costly as time passes. Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

In the event a liquid market develops for our common stock, the trading may be highly volatile.

In the event a liquid market develops for our common stock, the market price of our common stock may be highly volatile, as is the stock market in general, and the market for OTC Market quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

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As a reporting issuer, compliance requirements may make it more difficult to attract and retain officers and directors.

Applicable US securities laws, the SOX Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our sole director and officer owns approximately 96.35% of the Common Stock of the Company, he can exert significant control over our business and affairs and have actual or potential interests that may depart from other shareholders.

Our sole director and executive officer (Zilin Wang) owns, collectively and beneficially, approximately 96.35% of the outstanding shares of our common stock. Additionally, the holdings of our director and executive officer may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants he may hold or in the future be granted or if he otherwise acquire additional shares of our common stock. The interests of such person may differ from the interests of our other shareholders, if any. As a result, in addition to his board seat and offices, Mr. Wang will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, if any, may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Articles of Incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Mr. Wang’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our officer and director has limited liability, and we are required in certain instances to indemnify our officer and director for breaches of his fiduciary duties.

We have adopted provisions in our by-laws and intend to adopt provisions in our Articles of Incorporation, which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Such provisions substantially limit our shareholders’ ability to hold officers and directors liable for breaches of fiduciary duty and may require us to indemnify our officers and directors.

As an “emerging growth company” under applicable law, we may be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the SOX Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an “emerging growth company” for up to five years, although if the market value of the shares of our common stock that are held by non-affiliates exceed $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. Because of the lessened regulatory requirements discussed above, our stockholders will be left without information or rights available to stockholders of more mature companies.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

We have conducted no market research or identification of business opportunities, which may affect our ability to implement our business plan.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for our business consistent with our business plan. Our business is subject to all of the risks associated with an early stage business. As such, there is a risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to pursue our business plan on terms favorable to us.

If we do not use our funds in an efficient manner, our business may suffer.

Our board of directors will retain broad discretion as to the use of Company funds based upon market and business conditions. Accordingly, our shareholders will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of any of our available funds. We cannot guarantee that we will make the most efficient use of our available funds or that you will agree with the way in which such funds are used. Our failure to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition.

No legal or tax advice.

A holding in our common stock may involve certain material federal and state tax consequences. Shareholders should not rely on the Company for legal, tax, or business advice. Shareholders are encouraged to consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning their investment in the Company.

Miscellaneous Risk Factors

Forward-looking statements made by the Company may prove to be untrue or unachievable.

This Registration Statement on Form S-1 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to ALLYME’s future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause ALLYME’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Certain or all of these forward-looking statements may prove to be untrue or may never be accomplished or achieved. If such were to occur, the operations and financial prospects of the Company could be materially impaired, which could have a significant detrimental impact your investment in the Company.

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Our success depends on the skills and expertise of our management.

There is no guarantee that they will manage our business successfully and that our operations will be successful in their businesses. We do not have an employment agreement with our management, nor do we carry life or disability insurance on them. The loss of the services of any member of our management, for any reason, or the failure of our tenants to properly manage their businesses, may have a material adverse effect on your investment in the Company.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Without taking into account the offering, we will run out of funds approximately December 31, 2019. We additionally incur public company reporting costs of approximately $50,000 per year or $12,500 per quarter. To fund the Company’s operating expenses following December 31, 2019, the Company will clearly require additional funding for ongoing operations and to finance additional products and services it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to spending on consulting in China. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our consumers and their continued willingness to accept our products and services. An overall decline in the economy could cause a reduction in our revenues and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

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We will need to increase the size of our organization and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company is an SEC “reporting company” and must comply with all applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $50,000 per year. The Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their insurance, lead to dilution of existing shareholders.

As of December 31, 2018, 8,944,060 shares were issued and outstanding and we expect to issue up to an additional 2,000,000 shares in this Offering. At this time, the Company is authorized to issue an additional 741,055,940 shares of common stock and 20,000,000 shares of preferred stock. These additional shares may be issued by our board of directors without further shareholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other shareholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Common Shares and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Common Shares or Preferred Shares by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Shares.

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We may not have adequate insurance coverage

We currently do not have any general liability insurance and we cannot assure you that we would not face liability upon the occurrence of any uninsured event which could result in any loss or damages being assessed against the Company.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations (which are currently exclusively in China) are subject to extensive national, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Our Common Shares are illiquid and subject to price volatility unrelated to our operations

The market price of our Common Shares could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Shares, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, could adversely affect the market price of our Common Shares and could impair our ability to raise capital through the sale of our equity securities.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares. Our failure to apply these funds effectively could have a material adverse effect on our business, stunt the growth of our business domestically and in foreign markets, and cause the price of our Common Shares to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per Common Share being offered is substantially higher than the net tangible book value per Common Share you will suffer substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Based on the offering price of $1.00 per share, if you purchase Common Shares in this offering, you will suffer immediate and substantial dilution of $0.82 per share in the net tangible book value of the Common Shares if the Offering is fully subscribed. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Shares in this offering.

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You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Shares or other securities may adversely affect our Common Share price.

In order to raise additional capital, we may in the future offer additional shares of our Common Shares or other securities convertible into or exchangeable for our common stock, including but not limited to Preferred Shares and convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Common Shares or securities convertible into Common Shares in future transactions may be higher or lower than the price per share in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of Common Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Shares. We cannot predict the effect, if any, that market sales of those shares of Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or other Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If the market does not accept or embrace our services, our business may fail.

The services we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these and other services we may provide. No assurance can be given that the market will accept our services, or any of them. If the public fails to accept our services to a satisfactory degree, our business may fail.

Our market is highly competitive.

The market for consulting services in China is highly competitive and many competitive companies and services will be far better financed and capitalized and have substantially greater resources than ours. While we believe that our services are competitive with services provided by other companies, there is no guarantee that we will be able to effectively compete against them, and if we do not effectively compete, our business may fail.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

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Although forward-looking statements in this report reflect the good faith judgment of our management, forward- looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward- looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

DETERMINATION OF OFFERING PRICE

Since our shares are not widely traded on any exchange or quotation system, the offering price of the shares was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. There is no assurance that our common stock will trade at market prices in excess of the prices detailed in this prospectus and the ultimate price as which the shares trade in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Our historical net tangible book value as of September 30, 2018 was approximately $(9,041) (not including deposits we have received for the purchase of common stock). Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2018.

After giving effect to the sale of 2,000,000 shares of our Common Stock and in this offering at the public offering price of $1.00 per share of common stock and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2018 would be approximately $1,958,489 or approximately $0.18 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.18 per share to our existing Common stockholders, and an immediate dilution of approximately $0.82 per Common Share to new investors purchasing securities in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assuming 2,000,000 shares sold in Offering (100% of shares offered) with gross proceeds of $2,000,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2018	$(0.001024)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.18
As adjusted net tangible book value per Ordinary Share after this offering	$0.18
Dilution per share to investors participating in this offering	$(0.82)

Assuming 1,600,000 shares sold in Offering (80% of shares offered) with gross proceeds of $1,600,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2018	$(0.001024)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.15
As adjusted net tangible book value per Ordinary Share after this offering	$0.15
Dilution per share to investors participating in this offering	$(0.85)

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Assuming 1,000,000 shares sold in Offering (50% of shares offered) with gross proceeds of $1,000,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2018	$(0.001024)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.10
As adjusted net tangible book value per Ordinary Share after this offering	$0.10
Dilution per share to investors participating in this offering	$(0.90)

Assuming 500,000 shares sold in Offering (25% of shares offered) with gross proceeds of $500,000:
Assumed Public Offering Price per Share	$1.00
Historical net tangible book value per Ordinary Share as of Sept 30, 2018	$(0.001024)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.05
As adjusted net tangible book value per Ordinary Share after this offering	$0.05
Dilution per share to investors participating in this offering	$(0.95)

The foregoing discussion and table are based on 8,944,060 shares of Common Stock outstanding as of December 31, 2018.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders

As of December 31, 2018, there were 62 record holders of our Common Shares. As of December 31, 2018, there were 8,944,060 Common Shares issued and outstanding. While the shares are occasionally traded in the Pink Sheets, no liquid public market currently exists for shares or Preferred shares. We intend to apply to have our shares initially listed for quotation on the OTCQB, OTCQX, NYSE MKT or NASDAQ and/or other trading market(s).

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Equity Compensation Plan Information

On August 22, 2018, the Company adopted its 2018 Employee, Director and Consultant Stock Plan. As of December 31, 2018, no securities have been issued under the Plan.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our shareholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The Company has appointed Globex Transfer, LLC, Deltona, FL as the Company’s stock transfer agent.

Dividend Policy

We have not previously declared or paid any dividends on our shares and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our shares is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition as of December 31, 2016 and December 31, 2017 and September 30, 2018 and results of operation for the fiscal years ended December 31, 2016 and 2017 and for the three and nine-month periods from January 1, 2018 through September 30, 2018 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report.

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Forward Looking Statements

This Report on Form S-1 contains, in addition to historical information, certain forward-looking statements regarding AllyMe Group, Inc. (the “Company” or “ALLYME”, also referred to as “us”, “we” or “our”). Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in this Form S-1 generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” detailed in the Company’s Form S-1 registration statement and matters described in this Form S-1 generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

For the period from August 13, 2014 (date of inception) to September 30, 2018, the financial statements have been prepared by management in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and the standards of the Public Company Accounting Oversight Board (United States).

OVERVIEW

AllyMe Group, Inc. was organized on August 13, 2014 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at 13-4832 Lazelle Ave., Terrace BC V8G 1T4, Canada. The Company has one subsidiary, AllyMe Groups, Inc., a Cayman Islands corporation (“AllyMe”). The Company owns approximately 51% of the presently issued and outstanding shares of common stock of AllyMe. On August 6, 2018, AllyMe established a wholly-owned subsidiary in China, China Info Technology Inc. (“China Info”).

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business

At this time, the Company has engaged in only minimal operations and currently has only four clients. The Company was formed as a US corporation to use as a vehicle for providing consulting services, primarily in China.

In the second half of 2018, AllyMe Group, Inc. (also referred to as “the Company”) commenced providing consulting services in China principally focused on the development of new-high-tech products marketing and retail sales. As of the date of this prospectus, it has provided services to four (4) clients and has generated approximately $55,000 in revenues. The Company intends to seek additional clients through direct marketing in China. The Company is currently in its early stages and there is no guarantee that it will be successful at any time in the near future or ever.

The Company seeks to provide management advisory services to business organizations worldwide. The Company intends to assist smaller developing companies in the development of business models and strategies. The Company’s initial target markets are China and the United States.

AllyMe offers business consultancy, marketing consultancy, financial consultancy and business modeling support to its client organizations. It also seeks to provide merger and acquisition consultancy.

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Summary of Results

	As of	As of	As of	As of
	9/30/2018	9/30/2017	12/31/2017	12/31/2016
Balance Sheet Data:

Assets	$82,145	$6,222	$13,163	$6,874
Liabilities	$127,197	$54,310	$43,449	$13,520
Total Shareholders (Deficit)	$(45,052)	$(48,088)	$(30,286)	$(6,646)

	Nine Months	Nine Months	Three Months	Three Months	Year	Year
	Ended 9/30/18	Ended 9/30/17	Ended 9/30/18	Ended 9/30/17	Ended 12/31/17	Ended 12/31/16
Statement of Operations Data:
Revenue	$-	$-	$-	$-	$-	$1,500
Operating (Loss)	$(66,676)	$(41,442)	$(48,630)	$(16,999)	$33,265	$37,397
Other Income	$286	$-	$-	$-	$-	$-
Net Loss	$(62,288)	$(41,442)	$(48,630)	$(16,999)	$(33,265)	$(37,397)
Basic and Diluted Loss Per Share	$(0.01)	$(0.00)	$(0.00)	$(0.00)	$-	$-
Weighted Average Number of Shares Outstanding	$8,620,000	$8,620,000	$8,620,000	$8,620,000	$8,620,000	$7,785,260

YEAR ENDED DECEMBER 31, 2017 COMPARED TO YEAR ENDED DECEMBER 31, 2016.

Our net loss for the year ended December 31, 2017 was $33,265 compared to a net loss of $37,397 during the year ended December 31, 2016. During the year ended December 31, 2017, the Company had not generated any revenue. During year ended December 31, 2016, the Company generated $1,500 in revenue.

Expenses incurred during the year ended December 31, 2017 compared to year ended December 31, 2016 decreased primarily due to the decreased scale and scope of business operations. Professional fees generally include legal fees, auditor and accounting expenses.

The weighted average number of shares outstanding was 8,820,000 and 7,785,260 for the years ended December 31, 2017 and 2016 respectively.

As of September 30, 2018, we have accumulated a deficit of $134,399. We anticipate that we will continue to incur substantial losses in the next 12 months. Our financial statements have been prepared assuming that we will continue as a going concern. We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

THREE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND SEPTEMBER 30, 2017

Revenue

During the three months ended September 30, 2018 and 2017, the Company did not generate any revenue.

Operating Expenses

During the three-month period ended September 30, 2018, we incurred total general and administrative expenses of $48,630 compared to $16,999 during the three-month period ended September 30, 2017. The operating expenses increased due to increased business activities due to the business combination in 2018. After acquisition of 51% of AllyMe Groups (Cayman), we incurred operating expenses in Allyme Groups and China Info. General and administrative expenses incurred generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting and transfer agent.

Net Loss

Our net loss for the three-month period ended September 30, 2018 was $48,630 compared to $16,999 during the three-month period ended September 30, 2017. Net Loss increased due to increased operating expenses.

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The weighted average number of shares outstanding was 8,620,000 and 8,620,000 for the three-month periods ended September 30, 2018 and 2017 respectively.

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND SEPTEMBER 30, 2017

Revenue

During the nine months ended September 30, 2018 and 2017, the Company did not generate any revenue, but did provide consulting services.

Operating Expenses

During the nine-month period ended September 30, 2018, we incurred total general and administrative expenses of $66,676 compared to $41,442 during the nine-month period ended September 30, 2017. The operating expenses increased due to increased business activities due to the business acquisition in 2018. After the acquisition we incurred operating expenses in Allyme Groups and China Info. General and administrative fee expenses incurred generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting and transfer agent.

Net Loss

Our net loss for the nine-month period ended September 30, 2018 was $66,676 compared to $41,442 during the nine-month period ended September 30, 2018. Our Net Loss increased due to increased operating expenses.

As of September 30, 2018, we have accumulated a deficit of $134,399. We anticipate that we will continue to incur substantial losses in the next 12 months. Our financial statements have been prepared assuming that we will continue as a going concern. We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

The weighted average number of shares outstanding was 8,620,000 and 8,620,000 for the nine-month periods ended September 30, 2018 and 2017 respectively.

LIQUIDITY AND FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

As at September 30, 2018, our current assets were $82,145, consisting of cash. As at December 31, 2017 our current assets were $13,163, consisting of $6,496 cash and $6,667 prepaid expenses. The increase in cash was due to the acquired cash of $32,814 through the business acquisition and cash deposit of $36,011 we received for the share purchase. As at September 30, 2018, our current liabilities were $127,197 compared to $43,449 as of December 31, 2017. Stockholder’s deficit was $45,052 as of September 30, 2018 compared to stockholder’s deficit of $30,286 as of December 31, 2017

Cash Flows from Operating Activities

We have generated negative cash flows from operating activities. For the nine-month period ended September 30, 2018, net cash flows used in operating activities was $(38,843), consisting of net loss of $(66,676), offset by an increase in deferred revenue of $17,472 and a decrease in prepaid expense of $5,001, and an increase in accrued expenses of $5,360. For the nine-month period ended September 30, 2017, net cash flows used in operating activities was $(25,755), consisting of net loss of $(41,442), offset by an increase in accounts payable and accrued liabilities of $10,690 and an increase in prepaid expenses of $4,997.

Cash Flows from Investing Activities

Cash flows provided by investing activities during the nine-month period ended September 30, 2018 were $32,814 compared to $0 during the nine-month period ended September 30, 2017. The increase is due to cash received from the acquisition in 2018.

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Cash Flows from Financing Activities

Cash flows provided by financing activities during the nine-month period ended September 30, 2018 were $81,369 compared to $30,100 during the nine-month period ended September 30, 2017. The increase is due to proceeds of $36,011 from the deposit for stock purchase and capital contributed of $15,000 in 2018.

PLAN OF OPERATION AND FUNDING

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Existing working capital, further advances and debt instruments, and anticipated cash flow are not expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of inventory; (ii) developmental expenses associated with a start-up business; and (iii) marketing expenses. We intend to finance these expenses with further issuances of securities (including this offering), and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

As of September 30, 2018, the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

GOING CONCERN

The continuance of the Company as a going concern is dependent upon the success of Company’s development efforts and its efforts to raise capital.

The Company has incurred losses since inception (August 13, 2014) resulting in an accumulated deficit of $134,399 is as of September 30, 2018, and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock. However, there can be no assurances that management’s plans will be successful.

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The Company is authorized to issue 750,000,000 shares of common stock and 20,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of September 30, 2018. There were 8,620,000 shares of common stock issued and outstanding at September 30, 2018.

In September 2018, the Company sold an additional 212,060 shares of Company Common Stock to 44 Chinese investors at prices ranging from $0.05 per share to $1.00 per share. This offering netted proceeds of $23,770. These shares were not physically issued until October 8, 2018.

In December 2018, the Company sold an additional 112,000 shares of Company Common Stock to sixteen Chinese investors at prices ranging from $0.05 to $1.00 per share for total proceeds of $59,500. These shares were issued on December 28, 2018.

These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

CRITICAL ACCOUNTING POLICIES

Use of estimates

The preparation of our financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Estimates and judgments used are based on management’s experience and the assumptions used are believed to be reasonable given the circumstances that exist at the time the financial statements are prepared. Actual results may differ from these estimates.

Emerging Growth Company

The Company has made an election to be an emerging growth company as defined under the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”). Included with this election, the Company has also irrevocably elected to use the provisions within the Jobs Act that allow companies that go public to continue to use the private company adoption date rules for new accounting policies. In this regard, the Company has made an irrevocable election to use the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. Should the Company obtain revenues in excess of $1 billion on an annual basis, have its non-affiliated market capitalization increase to over $700 million as of the last day of its second quarter, or raise in excess of $1 billion in public offerings of its equity or instruments directly convertible into its equity, it will forfeit its status under the Jobs Act as an emerging growth company.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

None.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

None.

PROPERTIES

Offices

None.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of December 31, 2018, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of shares	Percentage Owned (1)(2)
Zilin Wang 506 Enterprise Ave, Kitimat BC, Canada V8C 2E2	8,618,000	96.35%

(1) This table is based upon 8,944,060 shares issued and outstanding as of December 31, 2018.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA

The following statement of selected operations data contains balance sheet and statement of operations data as of September 30, 2018 and 2017 and December 31, 2017 and 2016. The statement of operations data and balance sheet data as of and for the periods ended September 30, 2018 and 2017 (unaudited) and December 31, 2017 and 2016 (audited) were derived from the financial statements for such periods and years. Such financial data should be read in conjunction with the financial statements and the notes to the financial statements incorporated herein and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of	As of	As of	As of
	9/30/2018	9/30/2017	12/31/2017	12/31/2016
Balance Sheet Data:

Assets	$82,145	$6,222	$13,163	$6,874
Liabilities	$127,197	$54,310	$43,449	$13,520
Total Shareholders (Deficit)	$(45,052)	$(48,088)	$(30,286)	$(6,646)

	Nine Months Ended 9/30/18	Nine Months Ended 9/30/17	Three Months Ended 9/30/18	Three Months Ended 9/30/17	Year Ended 12/31/17	Year Ended 12/31/16
Statement of Operations Data:
Revenue	$-	$-	$-	$-	$-	$1,500
Operating (Loss)	$(66,676)	$(41,442)	$(48,630)	$(16,999)	$33,265	$37,397
Other Income	$286	$-	$-	$-	$-	$-
Net Loss	$(62,288)	$(41,442)	$(48,630)	$(16,999)	$(33,265)	$(37,397)
Basic and Diluted Loss Per Share	$(0.01)	$(0.00)	$(0.00)	$(0.00)	$-	$-
Weighted Average Number of Shares Outstanding	$8,620,000	$8,620,000	$8,620,000	$8,620,000	$8,620,000	$7,785,260

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Zilin Wang	59	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

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Zilin Wang, President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Mr. Wang has been the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole Director of the Company since July 2018. Prior to 1995, Zilin Wang served as an associate professor at the Daqing Petroleum Institute in China. In 1995 he relocated to Vancouver, Canada. From 2012 to 2013, Mr. Wang served as president of the Kitimat Hotel group, Canada. Since 2014, he has served as chairman of AllyMe Financial Services Ltd., Shenzhen, China. In 2014, Mr. Wang designed intelligent terminal software which provides management tools for modernization, consumption diversification information and networking. The system applied for software copyright protection in China. In 2011, Mr. Wang received the “China’s Ten Outstanding CDO” by the China Brand Association. Mr. Wang received his Bachelor Science degree specializing in computer science.

Related Party Transactions

$44,206 was due to Zilin Wang, the sole officer and director of the Company, as of September 30, 2018. The amount due derives from advances of operating expenses made by Mr. Wang and are unsecured, non-interest bearing, and due on demand.

EXECUTIVE COMPENSATION

During December 31, 2018, we have either paid or will pay the following amounts as executive compensation:

Name	Compensation 2018	Positions
Zilin Wang	None	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer
Yonghua Kang	None	Former Director and Chief Executive Officer

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018.

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Price of the Registrant’s Common Shares

The Company’s common stock is traded on the Pink Sheets, but no liquid market currently exists.

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Dividend Policy

We have never paid cash dividends on our Common Shares. Under applicable law, we may declare and pay dividends on our Common Shares either out of our surplus, as defined in applicable law, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with applicable law, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a Preferred upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any of our shares until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a Preferred upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

In September 2018, the Company sold an additional 212,060 shares of Company Common Stock to 44 Chinese investors at prices ranging from $0.05 per share to $1.00 per share. This offering netted proceeds of $23,770. These shares were not physically issued until October 8, 2018.

In December 2018, the Company sold an additional 112,000 shares of Company Common Stock to sixteen Chinese investors at prices ranging from $0.05 to $1.00 per share for total proceeds of $59,500. These shares were issued on December 28, 2018.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 750,000,000 shares of its Common and 20,000,000 shares of its Preferred Stock. As of February 1, 2019, there were 8,944,060 Common shares issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Shares

Holders of our Common shares are entitled to one vote for each share on all matters voted upon by our shareholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our Preferred shares, our Common shareholders are entitled to any dividends that may be declared by our board. Holders of our Common shares are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our Common shares have no preemptive rights to purchase shares. Our Common shares are not subject to any redemption provisions and are not convertible into any other class of shares. All outstanding Common shares are, and the Common shares to be issued in the offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our Common shares will be subject to those of the holders of any shares of our Preferred shares we may issue in the future.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

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Name (1)	Shares of Common Stock Owned Prior to the Offering	Shares of Common Stock to be Sold (2)	Shares of Common Stock Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering

周志贵ZHOU,ZHIGUI	260	260	-	0.00%
王盈尹WANG,YINGYIN	96,700	96,700	-	0.00%
屈万QU,WAN	2,000	2,000	-	0.00%
周宁ZHOU,NING	1,970	1,970	-	0.00%
杨明玮YANG,MINGWEI	630	630	-	0.00%
刘永亮LIU,YONGLIANG	6,000	6,000	-	0.00%
杨萍YANG,PING	600	600	-	0.00%
黄北辉HUANG,BEIHUI	200	200	-	0.00%
叶智标YE,ZHIBIAO	2,000	2,000	-	0.00%
陈冼红CHEN,XIANHONG	10,000	10,000	-	0.00%
齐克林QI,KELIN	200	200	-	0.00%
刘一明LIU,YIMIN	5,640	5,640	-	0.00%
伍文健WU,WANJIAN	200	200	-	0.00%
伍文健WU,WANJIAN	2,000	2,000	-	0.00%
杨魁YANG,KUI	2,000	2,000	-	0.00%
杨婉明YANG,WANMING	10,000	10,000	-	0.00%
吴坤WU,KUN	1,000	1,000	-	0.00%
姚昱同YAO,YUTONG	400	400	-	0.00%
陈玉贤CHEN,YUXIAN	10,000	10,000	-	0.00%
金文毫JIN,WENHAO	100	100	-	0.00%
梁承志LIANG,CHENGZHI	200	200	-	0.00%
黄元福HUANG,YUANFU	200	200	-	0.00%
王中玉WANG,ZHONGYU	400	400	-	0.00%
张志娟ZHANG,ZHIJUAN	520	520	-	0.00%
欧妙玲OU,MIAOLING	500	500	-	0.00%
朱万利ZHU,WANLI	500	500	-	0.00%
江宏妙JIANG,HONGMIAO	200	200	-	0.00%
郭中隆GUO,ZHONGLONG	2,480	2,480	-	0.00%
董飞燕DONG,FEIYAN	500	500	-	0.00%
邵宇SHAO,YU	200	200	-	0.00%
王东WANG,DONG	10,000	10,000	-	0.00%
周富凎ZHOU,FUGAN	5,900	5,900	-	0.00%
王晓东WANG,XIAODONG	10,000	10,000	-	0.00%
吴臣WU,CHEN	6,000	6,000	-	0.00%
李伟革LI,WEIGE	400	400	-	0.00%
吴君WU,JUN	300	300	-	0.00%
胡冬梅HU,DONGMEI	500	500	-	0.00%
周富肯ZHOU,FUKEN	6,000	6,000	-	0.00%
胡康玉HU,KANGYU	100	100	-	0.00%
陈昌禄 CHEN,CHANGLU	3,440	3,440	-	0.00%
陈京辉CHEN,JINGHUI	1,120	1,120	-	0.00%
赵松ZHAO,SONG	500	500	-	0.00%
谢秀清XIE,XIUQING	10,000	10,000	-	0.00%
宋建光SONG,JIANGUANG	100	100	-	0.00%
苗泽世MIAO,ZESHI	100	100	-	0.00%
DI LAN	2,000	2,000	-	0.00%
CAIWEI HUANG	2,000	2,000	-	0.00%
XIAOXING GUO	2,000	2,000	-	0.00%
ZIMING WANG	10,000	10,000	-	0.00%
ZHISHENG HAN	2,000	2,000	-	0.00%
QUIXIANG TAN	10,000	10,000	-	0.00%
YONGHUI CHEN	10,000	10,000	-	0.00%
CHUNMING HE	10,000	10,000	-	0.00%
KAGENG HE	10,000	10,000	-	0.00%
ZHIWEI ZHONG	2,000	2,000	-	0.00%
YANMEI ZHANG	10,000	10,000	-	0.00%
YONGLIANG LIU	10,000	10,000	-	0.00%
WANJIAN WU	10,000	10,000	-	0.00%
JINGHUI CHEN	10,000	10,000	-	0.00%
YU JIN	10,000	10,000	-	0.00%
ENJIAN LIU	2,000	2,000	-	0.00%
WANG, ZILIN	8,618,000	1,550,940	7,067,060	79.01%

TOTALS	8,942,060	1,875,000	7,067,060	79.01%

(1)	All shares are owned of record and beneficially unless indicated otherwise. Beneficial ownership information for selling shareholders is provided as of February 1, 2019, based upon information provided by the selling shareholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling shareholders are under no obligation known to us to sell any shares of common stock at this time.

29

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby at the offering price of $1.00 per share up to this maximum amount. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. The Company may distribute securities from time to time in one or more transactions:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the Company or selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Once sold under the registration statement, of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

30

EXPERTS

Our financial statements for the period ended December 31, 2017 along with the related consolidated statements of operations, shareholders’ equity and cash flows in this prospectus have been audited by Haynie & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting. Our financial statements for the period ended December 31, 2016 along with the related consolidated statements of operations, shareholders’ equity and cash flows in this prospectus have been audited by Pritchett, Siler and Hardy, P.C., independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC- 0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our consolidated financial statements of commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

31

ITEM 1. FINANCIAL STATEMENTS

1.	Financial Statements for the period ended December 31, 2017 (Audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of AllyMe Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of AllyMe Group, Inc. (the Company) as of December 31, 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

April 17, 2018

We have served as the Company’s auditor since 2018.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

AllyMe Group, Inc. (formerly known as WeWin Group Corp. and Makh Group Corp.)

We have audited the accompanying balance sheet of AllyMe Group, Inc. (formerly known as WeWin Group Corp. and Makh Group Corp.) as of December 31, 2016 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AllyMe Group, Inc. (formerly known as WeWin Group Corp. and Makh Group Corp.) as of December 31, 2016 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from inception and has a limited operating history which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett,Siler & Hardy, P.C.
Salt Lake City, Utah
April 12, 2017

F-2

ALLYME GROUP, INC.

BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$6,496	$207

Prepaid Expenses	6,667	6,667

Total Current Assets	13,163	6,874
Total Assets	$13,163	$6,874

LIABILITIES AND STOCKHOLDERS’ EQUITY/ (DEFICIT)
Liabilities
Current Liabilities
Loan from related party	$41,709	$9,625
Accrued Expenses	1,740	3,895

Total Liabilities	43,449	13,520
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 8,620,000 and 8,620,000 shares issued and outstanding at December 31, 2017 and 2016 respectively;	8,620	8,620
Additional paid-in-Capital	33,205	23,580
Accumulated (deficit)	(72,111)	(38,846)
Total Stockholders’ Equity (Deficit)	(30,286)	(6,646)

Total Liabilities and Stockholders’ Equity (Deficit)	$13,163	$6,874

See accompanying notes to financial statements.

F-3

ALLYME GROUP, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2017	Year ended December 31, 2016

REVENUES	$-	$1,500

OPERATING EXPENSES
Professional Fees	32,519	38,476
General and administrative Expenses	746	421
TOTAL OPERATING EXPENSES	33,265	38,897

NET LOSS FROM OPERATIONS	(33,265)	(37,397)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(33,265)	$(37,397)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)*	$(0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	8,620,000	7,785,260

*Denotes a loss of less than $(0.01) per share

See accompanying notes to financial statements.

F-4

ALLYME GROUP, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2015	6,000,000	$6,000	$—	$(1,449)	$4,551
Common shares issued for cash	2,620,000	2,620	23,580	—	26,200
Net loss	—	—	—	(37,397)	(37,397)

Balance, December 31, 2016	8,620,000	$8,620	$23,850	$(38,846)	$(6,646)
Forgiveness of related party loan	—	—	9,265	—	9,625
Net loss	—	—	—	(33,265)	(33,265)
Balance, December 31, 2017	8,620,000	$8,620	$33,205	$(72,111)	$(30,286)

See accompanying notes to financial statements.

F-5

ALLYME GROUP, INC.

STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2017	For the Year ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(33,265)	$(37,397)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Prepaid Expenses	-	(6,667)
Accrued Expenses	(2,155)	3,895
CASH FLOWS USED IN OPERATING ACTIVITIES	(35,420)	(40,169)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of Common stock	-	26,200

Proceeds from Related Party Loan	41,709	8,100
CASH FLOWS PROVIDED BY IN FINANCING ACTIVITIES	41,709	34,300

NET INCREASE (DECREASE) IN CASH	6,289	(5,689)
Cash, beginning of period	207	6,076
Cash, end of period	$6,496	$207

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Forgiveness of Related party debt to Paid-in capital:	$9,635

See accompanying notes to financial statements.

F-6

ALLYME GROUP, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

ALLYME GROUP, INC. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on August 13, 2014 (“Inception”) and has adopted December 31 fiscal year end. The Company intends to provide business-consulting service in China.

On January 30, 2017, a private transaction closed pursuant to a stock purchase agreement between Gulmira Makhmutova, the Company’s President and CEO, and Anhui Weiyang Investment Holding Co. Ltd, by which it acquired 8,618,000 shares of common stock from Gulmira Makhmutova representing, along with private transactions between other shareholders, 99.9% of the issued and outstanding share capital of the Company on a fully-diluted basis. Anhui Weiyang Investment Holding Co. Ltd paid $340,000 from company funds as consideration for ownership. In connection with the transaction., Ms. Makhmutova released the Company from all debts owed to her.

Upon the change of control of the Company, which occurred on January 30, 2017, Gulmira Makhmutova resigned immediately from her official positions in the Company. Accordingly, Ms. Makhmutova ceased to be the Company’s Director, CEO, CFO, President, and Treasurer, and on the same day the shareholders of the Corporation voted Mr. Yonghua Kang, as Director & CEO, Mr. Xinlong Liu as Director and COO, Ms. Aiyun Xu as Director and CFO, Mr. Shaochun Dong as Director, and Mr. Dagen Cheng as Director.

NOTE 2 – GOING CONCERN

The Company has incurred losses since Inception (August 13, 2014) resulting in an accumulated (deficit) of $(72,111) and $(38,846) as of December 31, 2017 and 2016 respectively and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-7

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is December 31.

Recent accounting pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2017 and 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

F-8

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2017 and 2016 the Company’s bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the years ended December 31, 2017 and 2016 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these years.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-9

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2017 and 2016, there were no unrecognized tax benefits.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during years ended December 31, 2017 and 2016.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

At September 30, 2016, the Company issued 2,620,000shares of its common stock to 2 shareholders at $0.01per share for total proceeds of $26,200.

As at December 31, 2017, 8,620,000 shares of common stock were issued and outstanding.

NOTE 5 – INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

As of December 31, 2017 the Company had net operating loss (NOL) carry forwards of $70,371. The deferred tax asset applicable to the net loss of $17,592 was offset entirely by a valuation allowance, which changed by $17,592 during 2017. As of December 31, 2016 the Company had net operating loss carry forwards of $34,951 that may be available to reduce future years’ taxable income through 2035. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our consolidated balance sheets at December 31, 2017 or 2016, and have not recognized interest and/or penalties in the consolidated statement of operations for the years ended December 31, 2017 or 2016.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2017.

F-10

NOTE 6 – LOAN FROM FORMER SHAREHOLDER

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of December 31, 2017 and 2016, the amount outstanding was $41,709 and $9,625 respectively. The loan is non-interest bearing, due upon demand and unsecured.

The Company’s former sole shareholder and former director donated office space free of charge and will devote approximately 20 hours a week to the Company’s operations without payments. The revenue earned during the year ended December 31, 2016 was a result of the former director’s donated consulting hours to the Company to provide consulting services.

During 2017 proceeds from related party loans were $41,709. During 2017, $9,625 of loans from a former officer and majority shareholder was forgiven and reclassified to additional paid in capital.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Commitments:

The Company currently has no long-term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2017 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-11

2. Financial Statements for the quarter ended September 30, 2018 (Unaudited)

ALLYME GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017

ASSETS

Current Assets
Cash and cash equivalents	$82,145	$6,496
Prepaid expenses	-	6,667

Total Assets	$82,145	$13,163

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$729	$1,740
Advances from customers	17,472	-
Due to related parties	72,985	41,709
Deposit for stock purchase	36,011	-
Total Liabilities	127,197	43,449

Commitments and Contingencies

Stockholders’ Deficit
Common stock, par value $0.001, 75,000,000 shares authorized 8,620,000 and 8,620,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	8,620	8,620
Additional paid in capital	95,613	33,205
Accumulated deficit	(134,399)	(72,111)
Accumulated other comprehensive loss	152	-
Total AllyMe Group, Inc.’s deficit	(30,014)	(30,286)

Non-controlling interest	(15,038)	-
Total stockholders’ deficit	(45,052)	(30,286)

Total Liabilities and Stockholders’ Deficit	$82,145	$13,163

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-12

ALLYME GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017

Revenue	$-	$-	$-	$-
Cost of Revenues	-	-	-	-
Gross Profit	-		-

Operating expenses	48,630	16,999	66,676	41,442

Operating Loss	(48,630)	(16,999)	(66,676)	(41,442)

Loss before income taxes	(48,630)	(16,999)	(66,676)	(41,442)

Income Tax Expense	-	-	-	-

Net loss	$(48,630)	$(16,999)	$(66,676)	$(41,442)

Less: net loss attributable to non-controlling interest	(4,388)	-	(4,388)	-
Net loss attributable to AllyMe Group, Inc.	$(44,242)	$(16,999)	$(62,288)	$(41,442)

Other comprehensive income
Foreign currency translation gain (loss)	286	-	286	-

Total Comprehensive Loss	$(43,956)	$(16,999)	$(62,002)	$(41,442)

Comprehensive loss attributable to non-controlling interest	(4,242)	-	(4,242)	-
Comprehensive loss attributable to AllyMe Group, Inc.	$(39,715)	$(16,999)	$(57,761)	$(41,442)

Loss per share - basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Weighted average shares- basic and diluted	8,620,000	8,620,000	8,620,000	8,620,000

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-13

ALLYME GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(66,676)	$(41,442)
Changes in Operating Assets and Liabilities:
Accounts payable and accrued liabilities	5,360	10,690
Prepaid expenses	5,001	4,997
Advances from customers	17,472	-
Net cash used in operating activities	(38,843)	(25,755)

INVESTING ACTIVITIES
Cash received from acquisition	32,814	-
Net cash provided by financing activities	32,814	-

FINANCING ACTIVITIES
Proceeds from related party loans	30,358	30,100
Proceeds from deposit for stock purchase	36,011	-
Shareholder contribution to paid in capital	15,000	-
Net cash provided by financing activities	81,369	30,100

Effect of exchange rate fluctuation on cash and cash equivalents	309	-

Net increase in cash	75,649	4,345

Cash, beginning of period	6,496	207

Cash, end of period	$82,145	$4,552

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-	$-
Interest	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITES:
Related party debt contributed to equity	$41,709	$-

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-14

ALLYME GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

ALLYME GROUP, INC. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on August 13, 2014 (“Inception”) and has adopted a December 31 fiscal year end. The Company provides consulting services in China principally focused on the business, marketing, financial consultancy and business modeling design and support.

Pursuant to an Agreement for the Purchase of Common Stock dated as of June 28, 2018, on July 17, 2018 Zilin Wang purchased 8,618,000 shares of Company Common Stock from Yonghua Kang (as representative of the seller). The shares purchased in this transaction represented 99.98% of the issued and outstanding shares of the Company. This resulted in a change of control of the Company.

Effective July 17, 2018, the Board of Directors accepted the resignation of Yonghua Kang as CEO and a director of the Company, Xinlong Liu as COO and a director of the Company, Huang Lei as Secretary of the Company, Aiyun Xu as CFO and a director of the Company, Shaochun Dong as a director of the Company and Dagen Cheng as a director of the Company and appointed Zilin Wang to serve as President, Secretary, Chief Executive Officer, Chief Financial Officer and Director until the next election of directors and appointment of officers or the appointment of his successor upon his resignation.

On September 13, 2018, the Company purchased 1,040,000 shares of common stock of AllyMe Groups, Inc., a Cayman Islands corporation (“AllyMe”) for a total consideration of $1,040. These shares comprised approximately 51% of the then issued and outstanding shares of common stock of AllyMe. AllyMe was formed on February 8, 2018 and presently has only nominal operations and is in the development stage. AllyMe issued 1,000,000 shares of common stock to Zilin Wang on April 13, 2018 for $100, which was received as of the reporting date. Zilin Wang was the principal shareholder of AllyMe and is also the principal shareholder of the Company.

On August 6, 2018, AllyMe established a wholly-owned subsidiary in China, China Info Technology Inc. (“China Info”).

NOTE 2 – GOING CONCERN

The Company has incurred losses since inception (August 13, 2014) resulting in an accumulated deficit of $134,399 is as of September 30, 2018, and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock. However, there can be no assurances that management’s plans will be successful.

F-15

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying unaudited condensed interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2017.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Non-controlling interests

Non-controlling interests represents the individual shareholder’s proportionate share of 51% of equity interest in AllyMe and its 100% owned subsidiary, China Info.

Foreign Currency Translation

The Company’s subsidiary China Info operates in China PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

F-16

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

September 30, 2018

Period-end spot rate	US $1=RMB 6.8680

Average rate	US $1=RMB 6.8500

Cash

Cash includes cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash amounted to $82,145 and $6,496 as of September 30, 2018 and December 31, 2017, respectively.

Revenue recognition

The Company follows topic 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the contract with a customer, (2) Identify the performance obligations in the contract, (3) Determine the transaction price, (4) Allocate the transaction price to the performance obligations in the contract, and (5) Recognize revenue when (or As) the entity satisfies a performance obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606, and there have not been any significant changes to our business processes, systems, or internal controls as a result of implementing the standard.

Basis of consolidation

The unaudited consolidated financial statements include the financial statements of AllyMe and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Recent accounting pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Earnings per Share

For the three- and nine-month periods ended September 30, 2018 and 2017 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these periods.

NOTE 4 - DEFERRED REVENUE

Deferred revenue amounted to $17,472 and $0 as of September 30, 2018 and December 31, 2017. In September 2018, the Company received $17,472 in advances from customers for consulting services not yet performed.

F-17

NOTE 5 - DUE TO RELATED PARTIES

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of September 30, 2018 and December 31, 2017, the amounts outstanding were $72,985 and $41,709. The advances were non-interest bearing, due upon demand and unsecured.

	September 30, 2018	December 31, 2017
Zilin Wang (1)	$44,206	$-
Xizhen Zhu (2)	7,054	-
Prior shareholders (3)	-	41 ,709
AllyMe Holding Inc. (4)	21,725	-
Total due to related parties	$72,985	$41,709

(1)	Zilin Wang is the CEO and shareholder of the Company
(2)	Xizhen Zhu is the CEO of China Info
(3)	The debt owed to prior shareholders was forgiven and accounted for as a contribution to additional paid in capital upon the change in control in July 2018.
(4)	Zilin Wang is the prior CEO and prior shareholder of AllyMe Holding Inc

NOTE 6 – DEPOSIT FOR STOCK PURCHASE

Deposit for stock purchase amounted to $36,011 and $0 as of September 30, 2018 and December 31, 2017.

In August 2018, the Company received a deposit for 182,800 shares of common stock at $0.05 per share for total of $9,140 to 28 unrelated parties. These shares have not been issued as of reporting date.

In August 2018, the Company received a deposit for 29,260 shares of common stock at $0.5 per share for total of $14,630 to 17 unrelated parties. These shares have not been issued as of reporting date.

During September, the Company also received a deposit of $12,241 for stock purchases. The price for these stock purchases have not been decided.

NOTE 7 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of September 30, 2018. There are 8,620,000 shares of common stock outstanding as of September 30, 2018.

In September 2018, a majority shareholder contributed $15,000 as additional capital to the Company.

The debt of $41,709 owed to prior shareholders was forgiven and accounted for as a contribution to additional paid in capital upon the change in control in July 2018.

NOTE 8– BUSINESS COMBINATION

On September 13, 2018, the Company purchased 1,040,000 shares of common stock of AllyMe Groups, Inc., a Cayman Islands corporation (“AllyMe”) for a total consideration of $1,040. These shares comprise approximately 51% of the then issued and outstanding shares of common stock of AllyMe.

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The following table summarizes the consideration paid for AllyMe Groups Inc. and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,040

Cash	$16,735
Other receivable	5,233
Total assets:	$21,968
Less: liabilities assumed	(33,217)
Net assets acquired	(11,250)
Purchase price in excess of net assets acquired	$12,290

Zilin Wang is CEO and shareholder of both AllyMe and AllyMe Groups Inc. So the combination is deemed as between related parties. The purchase price in excess of the assets acquired is booked as additional paid in capital.

AllyMe Groups and its subsidiary China Info are both established in 2018. No unaudited pro forma condensed combined statements of operations are presented to illustrate the estimated effects of the merger of AllyMe Groups Inc. by AllyMe (the “Transaction”) on the historical results of operations of AllyMe Groups.

NOTE 9– SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2018 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following:

In September 2018, the Company sold an additional 212,060 shares of Company Common Stock to 44 Chinese investors at prices ranging from $0.05 per share to $1.00 per share. This offering netted proceeds of $23,770. These shares were not physically issued until October 8, 2018.

In December 2018, the Company sold an additional 112,000 shares of Company Common Stock to sixteen Chinese investors at prices ranging from $0.05 to $1.00 per share for total proceeds of $59,500. These shares were issued on December 28, 2018.

Refer to note 6.

F-19

PROSPECTUS

3,875,000

COMMON SHARES

ALLYME GROUP, INC.

Dealer Prospectus Delivery Obligation

Until [DATE], all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 10. Indemnification of Directors and Officers

Pursuant to our Company registration and other corporate documents, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$470
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Printing expenses	$5,000
Miscellaneous	$2,000

TOTAL	$32,470

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All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 12. Recent Sales of Unregistered Securities

In September 2018, the Company sold an additional 212,060 shares of Company Common Stock to 44 Chinese investors at prices ranging from $0.05 per share to $1.00 per share. This offering netted proceeds of $23,770. These shares were not physically issued until October 8, 2018.

In December 2018, the Company sold an additional 112,000 shares of Company Common Stock to sixteen Chinese investors at prices ranging from $0.05 to $1.00 per share for total proceeds of $59,500. These shares were issued on December 28, 2018.

Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of ALLYME GROUP, INC.

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2(i) & (ii)	Consent of Independent Auditors

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Kitimat, Canada, the 20THday of February, 2019.

AllyMe Group, Inc.

(Registrant)

By:	/s/ Zilin Wang
Zilin Wang
President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Date: February 20, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Zilin Wang
Zilin Wang
President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Date: February 20, 2019

II-4

EXHIBIT LIST

Exhibit No.	Description

3.1	Articles of Incorporation of ALLYME GROUP, INC.

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2(i) & (ii)	Consent of Independent Auditors

II-5